                                PETSMART, INC.

                     6-3/4% CONVERTIBLE SUBORDINATED NOTE
                                   DUE 2004

No. 1                                                  CUSIP No. 716768 AA 4

                                                                $174,250,000

     PETSMART, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Seventy-Four Million Two Hundred Fifty Thousand Dollars, on November 1, 2004.

     Interest Payment Dates: May 1 and November 1; commencing May 1, 1998.

     Record Dates: April 15 and October 15.

     Reference is made to the further provisions of this Security set forth below, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal

Dated:  November 7, 1997

                                   PETSMART, INC.
                                   a Delaware corporation

[Seal]

                                   By:  /s/ Susan C. Schnabel
                                        --------------------------------
                                        Name:  Susan C. Schnabel
                                        Title:   Chief Financial Officer


                                   By:  /s/ Donna R. Ecton
                                        --------------------------------
                                        Name:  Donna R. Ecton
                                        Title:    Chief Operating Officer

                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities described in the within-mentioned Indenture.

                                   NORWEST BANK MINNESOTA, N.A.
                                   ----------------------------
                                   as Trustee

                                   By:  /s/ (illegible)
                                        -----------------------
                                        Authorized Signatory


Dated:  11/7/97

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, EACH HOLDER (1) AGREES, FOR THE BENEFIT OF PETSMART, INC., THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

                                PETSMART, INC.

                     6-3/4% CONVERTIBLE SUBORDINATED NOTE
                                   DUE 2004

1.   INTEREST.

     PETSMART, Inc, a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred
to), promises to pay interest on the principal amount of this Security at the rate of 6 3/4 % per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment or Liquidated Damages due but unpaid on such principal amount at a rate of 6 3/4 % per annum compounded semi-annually.

     The Company will pay interest semi-annually on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing May 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   METHOD OF PAYMENT.

     The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and Defaulted Interest relating thereto, may be paid to the persons who are registered Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal, premium and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium and interest on Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.   PAYING AGENT AND REGISTRAR.

     Initially, Norwest Bank Minnesota, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE.

     The Company issued the Securities under an Indenture, dated as of November 7, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $175,000,000 ($201,250,000 if the Initial Purchaser over-allotment option is exercised in full).

5.   OPTIONAL REDEMPTION.

     The Securities will not be subject to redemption at the Company's option prior to November 1, 2000. On or after November 1, 2000, upon not less than 20 nor more than 60 days notice to each Holder of Securities, the Securities will be redeemable for cash at the option of the Company, in whole or in part, at the following Redemption Prices (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on any Interest Payment Date that is on or prior to the Redemption Date.

      If redeemed during the
      12-month period beginning
      November 1 of the years
      indicated below:                        Redemption Price
      -------------------------               ----------------
      2000                                    103.857 %
      2001                                    102.893
      2002                                    101.929
      2003                                    100.964

     Any such redemption will comply with Article III of the Indenture.

6.   MANDATORY REDEMPTION.

     Except as set forth in paragraph 15, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

7.   NOTICE OF REDEMPTION.

     Notice of redemption will be sent by first class mail, at least 20 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article XI of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

8.   DENOMINATIONS; TRANSFER; EXCHANGE.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

9.   PERSONS DEEMED OWNERS.

     The registered Holder of a Security may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease and the Holder of such Security shall thereafter look only to the Company for payment of such money.

11.  AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  CONVERSION RIGHTS.

     Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $8.75 (or 114.2857 shares per $1,000 principal amount of Securities), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Security. The number of shares of Common Stock into which the Holders have the right to convert shall be determined by dividing the principal amount of such Securities by the conversion price then in effect.

13.  ADDITIONAL RIGHTS.

     In addition to the rights provided to Holders of the Securities under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company and the Initial Purchasers (the "Registration Rights Agreement").

14.  RANKING.

     Payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

15.  REPURCHASE AT OPTION OF HOLDER UPON A CHANGE OF CONTROL.

     If there is a Change of Control, the Company shall be required to offer to purchase on the Repurchase Date all outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

16.  SUCCESSORS.

     When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations (except with respect to any obligations that arise from or as a result of such transaction).

17.  DEFAULTS AND REMEDIES

     If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest), if it determines that withholding notice is in their interest.

18.  TRUSTEE DEALINGS WITH COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

19.  NO RECOURSE AGAINST OTHERS.

     No director or indirect partner, employee, stockholder, director, or officer or, as such, past, present or future, of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such partner stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  GOVERNING LAW.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

21.  AUTHENTICATION.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22.  ABBREVIATIONS AND DEFINED TERMS.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

23.  CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be primed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.